EXHIBIT 21


                                 GRIST MILL CO.
                              LIST OF SUBSIDIARIES

                                  MAY 31, 1997


                                                                     Percentage
                                                                      of Voting
                                                  State in Which     Securities
                                                   Incorporated        Owned
                                                   ------------      ----------


Grist Mill Confections, Inc. . . . . . . . . . . . . Illinois           100%